EXHIBIT 32.4
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsection (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Vornado Realty L.P. (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2018 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 11, 2019		/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President – Chief Financial Officer and Chief Administrative Officer of Vornado Realty Trust, sole General Partner of Vornado Realty L.P.